SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (Date of earliest event reported) AUGUST 25, 2000
                                                         ------------------


                           INDUSTRIAL HOLDINGS, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        TEXAS                       000-19580                76-0289495
 -----------------------      ---------------------      ----------------------
(State or other jurisdiction  (Commission file number)      (IRS Employer
of incorporation)                                           Identification No.)





                      7135 ARDMORE HOUSTON, TEXAS                77054
--------------------------------------------------------------------------------
         (Address of principle executive offices)              (Zip code)




Registrant's telephone number, including area code    (713) 747-1025
                                                      ---------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements of Acquired Companies

                Report of Certified Public Accountants
                Balance Sheets at December 31, 1999 and 1998 and at June 30,
                        2000 (unaudited)
                Statements of Income and Partners' Capital for the Year Ended
                        December 31, 1999 and Initial Period from Date of Inception, February 9, 1998 to December 31, 1998 and for the Six Months Ended June 30, 2000 and 1999 (unaudited)
                Statements of Cash Flow for the Year Ended December 31, 1999 and
                        Initial Period from Date of Inception, February 9, 1998 to December 31, 1998 and for the Six Months Ended June 30, 2000 and 1999 (unaudited)
                Notes to Financial Statements


            (b) Pro Forma Financial Information

                Pro Forma Combined Condensed Balance Sheet at
                        June 30, 2000 (Unaudited)
                Notes to Pro Forma Combined Condensed Balance Sheet at
                        June 30, 2000 (Unaudited)
                Pro Forma Combined Condensed Statement of Operations for the
                        Six Months Ended June 30, 2000 (Unaudited)
                Pro Forma Combined Condensed Statement of Operations for the
                          Year Ended December 31, 1999
                Notes to Pro Forma Combined Condensed Statement of Operations

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                    INDUSTRIAL HOLDINGS, INC.



                                    By: /s/ CHRISTINE A. SMITH
                                       ------------------------

                                       EXECUTIVE VICE PRESIDENT AND
                                       CHIEF ACCOUNTING OFFICER


Date:  October 25, 2000

                              OF ACQUISITION, L.P.

                              FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
            INITIAL PERIOD FROM DATE OF INCEPTION, FEBRUARY 9, 1998,
                              TO DECEMBER 31, 1998

                                      WITH
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS

                                                                          PAGE

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS..................................  A-6

FINANCIAL STATEMENTS

      Balance Sheets....................................................  A-7
      Statements of Income and Partners' Capital........................  A-8
      Statements of Cash Flows..........................................  A-9
      Notes to Financial Statements.....................................  A-10

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS




To the Partners
OF Acquisition, L.P.
Houston, Texas

We have audited the accompanying balance sheets of OF Acquisition, L.P. (a limited partnership) as of December 31, 1999 and 1998, and the related statements of income and partners' capital and cash flows for the year ended December 31, 1999 and the initial period from date of inception, February 9, 1998, to December 31, 1998. These financial statements are the responsibility of the management of OF Acquisition, L.P. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OF Acquisition, L.P. as of December 31, 1999 and 1998, and the results of operations and cash flows for the year ended December 31, 1999 and the initial period from date of inception, February 9, 1998, to December 31, 1998 in conformity with generally accepted accounting principles.



KUHL & SCHULTZ, P.C.

CERTIFIED PUBLIC ACCOUNTANTS


February 24, 2000

                              OF ACQUISITION, L.P.
                                 BALANCE SHEETS
                                   DECEMBER 31

      ASSETS
                                                                         JUNE 30,
                                               1999          1998          2000
                                            -----------   -----------   -----------
                                                                        (Unaudited)
CURRENT ASSETS
  Cash ..................................   $   407,493   $   808,752   $   567,909
  Accounts receivable ...................     2,506,170     1,901,002     1,657,910
  Notes receivable ......................             0             0       200,575
  Prepaid expenses ......................        45,681        37,772        32,446
  Inventory .............................     2,779,079     2,348,051     2,722,362
                                            -----------   -----------   -----------
   Total Current Assets .................     5,738,423     5,095,577     5,181,202
                                            -----------   -----------   -----------
MACHINERY AND EQUIPMENT - AT COST .......     1,720,768     1,297,730     1,987,121
  Less accumulated depreciation .........       200,372        81,043       270,105
                                            -----------   -----------   -----------
     Net Machinery and Equipment ........     1,520,396     1,216,687     1,717,016
                                            -----------   -----------   -----------
OTHER ASSETS
  Intangible assets - net of amortization     4,750,469     5,013,168     4,622,017
                                            -----------   -----------   -----------
                                            $12,009,288   $11,325,432   $11,520,235
                                            ===========   ===========   ===========

  LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable ......................   $   713,689   $   509,734   $ 1,196,597
  Accrued expenses ......................       641,365       307,814        79,924
  Customer deposits - deferred income ...       115,958       100,540       145,175
  Bank line of credit ...................       500,000             0        57,313
  Current portion of long - term debt ...        74,200        74,808        74,200
  Note payable - partner ................     2,957,567     2,591,358     2,882,530
                                            -----------   -----------   -----------
     Total Current Liabilities ..........     5,002,779     3,584,254     4,435,739
                                            -----------   -----------   -----------
LONG-TERM DEBT - NET OF CURRENT
   PORTION ..............................       340,274       410,718       304,748
                                            -----------   -----------   -----------
PARTNERS' CAPITAL .......................     6,666,235     7,330,460     6,779,748
                                            -----------   -----------   -----------
                                            $12,009,288   $11,325,432   $11,520,235
                                            ===========   ===========   ===========

                 See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                   STATEMENTS OF INCOME AND PARTNERS' CAPITAL
                        YEAR ENDED DECEMBER 31, 1999 AND
                     INITIAL PERIOD FROM DATE OF INCEPTION,
                      FEBRUARY 9, 1998 TO DECEMBER 31, 1998

                                                                     FOR THE SIX MONTHS
                                                                       ENDED JUNE 30,
                                    1999            1998            2000            1999
                                ------------    ------------    ------------    ------------
                                                                        (Unaudited)

NET SALES ...................   $ 12,023,460    $ 10,914,775    $  6,483,570    $  4,961,026

COST OF SALES ...............      7,983,840       7,453,772       4,495,183       3,151,384
                                ------------    ------------    ------------    ------------

GROSS PROFIT ................      4,039,620       3,461,003       1,988,387       1,809,642

SELLING, GENERAL AND
   ADMINISTRATIVE  EXPENSES .      3,505,186       1,524,135       1,809,801       1,047,573
                                ------------    ------------    ------------    ------------

INCOME FROM OPERATIONS ......        534,434       1,936,868         178,586         762,069

OTHER INCOME (EXPENSES)
  Interest income ...........          9,578          30,162          12,131           6,777
  Interest expense ..........       (216,082)       (261,730)        (81,796)       (109,304)
  Other .....................            345          11,160           6,692           5,657
                                ------------    ------------    ------------    ------------
                                    (206,159)       (220,408)        (62,973)        (96,870)
                                ------------    ------------    ------------    ------------


INCOME BEFORE INCOME TAXES ..        328,275       1,716,460         115,613         665,199

PROVISION FOR CITY INCOME TAX          6,500         (12,000)          2,100           4,500
                                ------------    ------------    ------------    ------------

NET INCOME ..................        334,775       1,704,460         113,513         660,699

PARTNERS' CAPITAL
  Beginning of period .......      7,330,460               0       6,666,235       7,330,460
  Capital contributed .......          1,000       5,626,000               0           1,000
  Distribution to partner ...     (1,000,000)              0               0      (1,000,000)
                                ------------    ------------    ------------    ------------

  End of period .............   $  6,666,235    $  7,330,460    $  6,779,748    $  6,992,159
                                ============    ============    ============    ============

                 See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 1999 AND
                      INITIAL PERIOD FROM DATE OF INCEPTION
                      FEBRUARY 9, 1998 TO DECEMBER 31, 1998

                                                                            FOR THE SIX MONTHS
                                                                               ENDED JUNE 30,
                                              1999           1998           2000           1999
                                           -----------    -----------    -----------    -----------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net income ...........................   $   334,775    $ 1,704,460    $   113,513    $   660,699
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Depreciation and amortization .....       382,028        321,850        200,452        192,071
     Gain on asset sale ................             0        (11,183)             0              0
     Change in operating assets
      and liabilities:
          Accounts receivable ..........      (605,168)    (1,901,002)       848,260        685,522
          Prepaid expenses .............        (7,910)       (37,772)      (187,340)        (4,053)
          Inventory ....................      (431,028)    (2,348,051)        56,717       (445,528)
          Accounts payable .............       203,955        509,734        482,908        416,045
          Accrued expenses .............     1,801,261        307,814       (629,150)      (218,636)
          Customer deposits ............        15,418        100,540         29,217        (27,221)
                                           -----------    -----------    -----------    -----------
Net cash provided by (used in)
  operating activities .................     1,693,331     (1,353,610)       914,577      1,258,899
                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Purchase of fixed assets .............      (423,037)    (1,300,017)      (268,621)       (94,930)
  Proceeds from asset sale .............             0         13,470              0              0
  Acquired goodwill ....................             0     (5,200,000)             0              0
  Capitalized organization costs .......             0        (53,975)             0              0
                                           -----------    -----------    -----------    -----------
Net cash used in investing
  activities ...........................      (423,037)    (6,540,522)      (268,621)       (94,930)
                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Partners capital contribution -
     (distribution), net ...............      (999,000)     5,626,000              0       (999,000)
  Proceeds from bank borrowing-
   net of current year payments ........       428,947        485,526       (478,213)       262,474
  Proceeds from partner borrowing-
   net of current year payments ........    (1,101,500)     2,591,358         (7,327)    (1,103,253)
                                           -----------    -----------    -----------    -----------
Net cash provided by (used in)
  financing activities .................    (1,671,553)     8,702,884       (485,540)    (1,839,779)
                                           -----------    -----------    -----------    -----------


NET INCREASE (DECREASE)
  IN CASH ..............................      (401,259)       808,752        160,416       (675,810)
CASH AT BEGINNING OF PERIOD ............       808,752              0        407,493        808,752
                                           -----------    -----------    -----------    -----------
CASH AT END OF PERIOD ..................   $   407,493    $   808,752    $   567,909    $   132,942
                                           ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

       OF Acquisition, L.P. (the "Company") is a manufacturer of orbital riveting machines. Machines sold are from stock specifications or custom built to customer specifications. The Company operates out of one plant in Jackson, Michigan.

       Inventories are valued at the lower of cost (first-in, first-out basis) or market. Market is considered as the net realizable value.

       Machinery and equipment are stated at cost. Depreciation is computed on the straight-line method. Estimated useful lives are as follows:

            Machinery              15 years
            Computer equipment      5 years
            Office furniture        7 years
            Vehicles                5 years

       The Company has elected to amortize intangible assets of goodwill and organization costs over 20 years on the straight-line method.

NOTE 2 - INVENTORIES

       Inventories consisted of the following:
                                                                       JUNE 30,
                                                1999        1998        2000
                                             ----------  ----------  ----------
                                                                     (Unaudited)

         Raw material and supplies ........  $  105,775  $   77,704  $  410,362
         Work in process and finished goods   1,355,047     979,576   1,014,000
         Component parts ..................   1,318,257   1,290,771   1,298,000
                                             ----------  ----------  ----------
                                             $2,779,079  $2,348,051  $2,722,362
                                             ==========  ==========  ==========
NOTE 3 - MACHINERY AND EQUIPMENT

       The following components of machinery and equipment are stated at historical costs.

                                                            JUNE 30,
                                      1999        1998        2000
                                   ----------  ----------  ----------
                                                           (Unaudited)

         Machinery and equipment   $1,459,229  $1,189,342  $1,742,182
         Office equipment .......     206,541      70,000     196,941
         Vehicles ...............      38,388      38,388      31,388
         Leasehold improvements .      16,610           0      16,610
                                   ----------  ----------  ----------
                                    1,720,768   1,297,730   1,987,121
         Accumulated depreciation     200,372      81,043     270,105
                                   ----------  ----------  ----------
                                   $1,520,396  $1,216,687  $1,717,016
                                   ==========  ==========  ==========

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 4 - INTANGIBLE ASSETS

       Intangible assets consist of the following:

                                                              JUNE 30,
                                        1999        1998        2000
                                     ----------  ----------  ----------
                                                             (Unaudited)

         Goodwill .................  $5,200,000  $5,200,000  $5,200,000
         Organization costs .......      53,975      53,975      53,975
                                     ----------  ----------  ----------
                                      5,253,975   5,253,975   5,253,975
         Allowance for amortization     503,506     240,807     631,958
                                     ----------  ----------  ----------
                                     $4,750,469  $5,013,168  $4,622,017
                                     ==========  ==========  ==========
NOTE 5 - NOTE PAYABLE - PARTNER

       Demand note payable to partner dated February 7, 1998 bearing interest of 8.5% per year.

                                                           JUNE 30,
                                     1999        1998        2000
                                  ----------  ----------  ----------
                                                          (Unaudited)

                                  $2,889,857  $2,591,358  $2,882,530
                                  ==========  ==========  ==========
NOTE 6 - LONG-TERM DEBT

       Note payable to Citizens Bank payable in monthly installments of $8,717 including interest at 7.98%. Note is secured by equipment.

                                                               JUNE 30,
                                           1999       1998       2000
                                         --------   --------   --------
                                                              (Unaudited)

                  Balance due ........   $414,474   $485,526   $378,948
                  Less current portion     74,200     74,808     74,200
                                         --------   --------   --------
                  Long-term debt .....   $340,274   $410,718   $304,748
                                         ========   ========   ========

       Principal maturities of long-term debt in each of the next five years and thereafter are as follows:

                                    2000             $    74,200
                                    2001                  80,343
                                    2002                  86,994
                                    2003                  94,196
                                    2004                  78,741
                                    Thereafter                 0
                                                     -----------
                                                     $   414,474
                                                     ===========
NOTE 7 - PENSION PLAN

       The Company sponsors a salary reduction 401(k) pension plan covering substantially all employees. Company contributions to this plan amounted to $39,980 and $34,636 in 1999 and 1998, respectively.

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 8 - RELATED PARTY TRANSACTIONS

                                                                     JUNE 30,
                                             1999         1998         2000
                                          ----------   ----------   ----------
                                                                    (Unaudited)

         Demand note payable to partner   $2,957,567   $2,591,359   $2,882,530
                                          ----------   ----------   ----------
         Interest payable to partner ..   $        0   $   17,781   $        0
                                          ----------   ----------   ----------
         Equipment rent paid to partner   $   96,000   $   88,000   $   24,000
                                          ----------   ----------   ----------
         Building rent paid to partner    $  240,000   $  180,000   $   60,000
                                          ----------   ----------   ----------

NOTE 9 - CASH FLOW INFORMATION

       Cash paid for interest and income taxes:
                                                               JUNE 30,
                                     1999          1998          2000
                                   --------      --------      --------
                                                              (Unaudited)

         Interest ...........      $166,154      $243,949      $ 22,800
                                   ========      ========      ========

         Income taxes .......      $  5,062      $      0      $      0
                                   ========      ========      ========

NOTE 10 - CREDIT RISK

       The Company is required by SFAS No. 105 to disclose significant concentrations of credit risk regardless of the degree of such risk. Financial instruments which potentially subject the company to concentration of credit risk consist principally of temporary cash investments and trade receivables.

       The Company places its temporary cash investments with high-credit-quality financial institutions. Although, such cash balances exceed the federally insured limits at certain times during the year they are, in the opinion of management, subject to minimal risk.

       The Company has established policies for extending credit and assessing bad debts based upon factors surrounding the credit risk of specific customers, historical trends and other information. In the opinion of management, concentrations of credit risk with respect to trade receivables are limited due to the credit worthiness of customers.

NOTE 11 - USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results are likely to differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations or cash flows.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      Effective April 1, 2000, we sold Blastco Services Company ("Blastco"), our subsidiary engaged in refinery demolition, to two of its former shareholders. In this transaction, we received $2 million in cash, $0.8 million in notes receivable and 1.5 million shares of our common stock that the purchasers had received in the original acquisition of Blastco on January 1, 1999. Additionally, we retained inventory and equipment with a book value of $0.3 million. This transaction is referred to as the Disposition in the accompanying unaudited pro forma combined condensed financial statements.

      In August 2000, we acquired the general partnership interest and the 51% of limited partnership interests of OF Acquisition, L.P. ("Orbitform") that we do not already own from St. James Management, L.L.C. and SJMB, L.P. (together "St. James"). This transaction is referred to as the Acquisition in the accompanying unaudited pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed statement of operations gives effect to the Acquisition and the Disposition as if they had occurred on January 1, 1999. The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2000. The unaudited pro forma combined condensed financial statements have been prepared from: (i) the audited historical consolidated financial statements of Industrial Holdings, Inc. ("IHI") as reported in its annual report on Form 10-K for the year ended December 31, 1999 and the unaudited historical financial statements of IHI as reported in its quarterly report on Form 10-Q for the six months ended June 30, 2000; and (ii) the audited historical financial statements of Orbitform for the year ended December 31, 1999 and the unaudited historical financial statements of Orbitform for the six months ended June 30, 2000.

      We based the pro forma adjustments that give effect to the events described above on currently available information and upon certain assumptions that we believe are reasonable. We have accounted for the Acquisition using the purchase method and the resulting assets acquired and liabilities assumed are recorded at their estimated fair market values at the date of acquisition. The adjustments included in the unaudited pro forma combined condensed financial statements reflect our preliminary assumptions and estimates based on available information. We cannot assure you that the actual adjustments will not vary from the estimated adjustments reflected in the unaudited pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed financial statements may not be indicative of the results of operations that would have occurred or that may be obtained in the future if the transactions described above had occurred as presented in such financial statements. In addition, our future results may vary form the results reflected in these statements because of general economic conditions, fluctuations in oil and gas prices, labor costs, competition and other factors, many of which are beyond our control.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2000



                                                              PRO FORMA
                                        IHI      ORBITFORM   ACQUISITION    PRO FORMA
                                     HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                     ----------  ----------  -----------    ---------
         ASSETS
Current assets:
Cash and cash equivalents .........   $  1,009   $    568    $   (568)(d)   $  1,009
Accounts receivable - trade, net ..     36,351      1,658                     38,009
Cost and estimated earnings in
  excess of billings ..............      2,099                                 2,099
Inventories .......................     35,676      2,722                     38,398
Employee advances .................         59                                    59
Notes receivable, current portion .      2,974        201                        168
                                                                 (835)(c)
                                                               (2,758)(a)
                                                                  586 (b)
Other current assets ..............      1,914         32        (125)         1,821
                                      --------   --------    --------       --------
   Total current assets............     80,082      5,181      (3,700)        81,563

Property and equipment, net .......     55,964      1,717        (446)(c)     57,235

Notes receivable, less
 current portion ..................        551                                   551
Investment in unconsolidated
  Affiliates ......................      1,656                 (1,656)(b)
Other assets ......................      7,594                                 7,594
Goodwill and other intangible
  assets, net .....................     25,224      4,622       2,600 (c)     32,446
                                      --------   --------    --------       --------
Total assets ......................   $171,071   $ 11,520    $ (3,202)      $179,389
                                      ========   ========    ========       ========

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2000


                                                                           PRO FORMA
                                                 IHI         ORBITFORM    ACQUISITION      PRO FORMA
                                              HISTORICAL     HISTORICAL   ADJUSTMENTS      COMBINED
                                              ----------     ----------   -----------      ---------
               LIABILITIES AND
             SHAREHOLDERS' EQUITY
           Current liabilities:
           Notes payable ..................   $  43,867       $      57   $    (568)(d)   $  43,356

           Note payable to IHI ............                       2,883      (2,883)(a)
           Accounts payable - trade .......      25,785           1,197                      26,982
           Billings in excess of
             costs and estimated earnings .         849             145                         994
           Accrued expenses ...............      11,784              80          50 (c)      11,914
           Current portion of
             long-term obligations ........      28,377              74                      28,451
                                              ---------       ---------   ---------       ---------
              Total current
                liabilities ...............     110,662           4,436      (3,401)        111,697

           Long-term obligations,
             less current portion .........      15,178             305                      15,483
           Convertible notes ..............                                   6,900 (c)       6,900
           Other long-term liabilities ....       2,513                                       2,513
           Deferred income tax
             liability ....................         306                          14 (c)         320
                                              ---------       ---------   ---------       ---------
              Total liabilities ...........     128,659           4,741       3,513         136,913

           Shareholders' equity
             Common stock .................         153                                         153
             Additional paid-in capital ...      54,865           4,626          64 (c)      54,929
                                                                               (450)(b)
                                                                             (4,176)(c)
             Retained earnings (deficit) ..      (8,654)          2,153      (1,070)(b)      (8,654)
                                                                             (1,083)(c)
             Treasury stock ...............      (3,272)                                     (3,272)
             Notes receivable from
               officers ...................        (680)                                       (680)
                                              ---------       ---------   ---------       ---------
              Total shareholders'
                equity ....................      42,412           6,779      (6,715)         42,476
                                              ---------       ---------   ---------       ---------

           Total liabilities and
             shareholders' equity .........   $ 171,071       $  11,520   $  (3,202)      $ 179,389
                                              =========       =========   =========       =========

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                                    PRO FORMA                                       PRO FORMA
                                         IHI       DISPOSITION                     ORBITFORM       ACQUISITION      PRO FORMA
                                      HISTORICAL   ADJUSTMENTS      PRO FORMA      HISTORICAL      ADJUSTMENTS       COMBINED
                                       ---------   -----------      ---------      ----------      -----------      ----------
Sales ..............................   $ 106,071    $  (3,450)(f)   $ 102,621       $   6,484       $               $ 109,105
Cost of sales ......................      84,731       (3,365)(f)      81,366           4,495            (131)(b)      85,514
                                                                                                         (168)(a)
                                                                                                          (48)(c)
                                       ---------    ---------       ---------       ---------       ---------       ---------
Gross profit .......................      21,340          (85)         21,255           1,989             347          23,591
Selling, general and administrative
  expenses .........................      23,508         (805)(f)      22,703           1,810             131 (b)      24,340
                                                                                                           72 (d)
                                                                                                         (376)(a)
                                       ---------    ---------       ---------       ---------       ---------       ---------
Income (loss) from operations ......      (2,168)         720          (1,448)            179             520            (749)

Earnings from equity investments in
  unconsolidated affiliates ........          40                           40                             (40)(a)

Other income (expense):
Interest expense ...................      (5,886)         233 (e)       (5,653)            (82)            58 (a)       (6,046)
                                                                                                           11 (e)
                                                                                                         (380)(e)
Interest income ....................         100                          100              12             (58)(a)          54
Other income (expense), net ........       3,179          372 (f)       3,551               7            (376)(a)       3,014
                                                                                                         (168)(a)
                                       ---------    ---------       ---------       ---------       ---------       ---------
     Total other income (expense) ..      (2,607)         605          (2,002)            (63)           (913)         (2,978)
                                       ---------    ---------       ---------       ---------       ---------       ---------
Income (loss) before income taxes ..      (4,735)       1,325          (3,410)            116            (433)         (3,727)
Income tax expense .................          50                           50               2                              52
                                       ---------    ---------       ---------       ---------       ---------       ---------
Net income (loss) available to
  common shareholders ..............   $  (4,785)   $   1,325       $  (3,460)      $     114       $    (433)      $  (3,779)
                                       =========    =========       =========       =========       =========       =========
Basic earnings (loss) per share ....   $   (0.33)                   $   (0.26)                                      $   (0.28)
Diluted earnings (loss) per share ..   $   (0.33)                   $   (0.26)                                      $   (0.28)
Weighted average number of
  common shares outstanding-basic ..      14,334                       13,541                                          13,541
Weighted average number of
  common shares outstanding-dilutive      14,334                       13,541                                          13,541

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                    PRO FORMA                                      PRO FORMA
                                          IHI       DISPOSITION                   ORBITFORM       ACQUISITION     PRO FORMA
                                       HISTORICAL   ADJUSTMENTS      PRO FORMA    HISTORICAL      ADJUSTMENTS      COMBINED
                                       ----------   -----------      ---------    ---------       -----------     ----------
Sales ...............................   $ 242,170    $ (12,108)(f)   $ 230,062    $  12,023       $               $ 242,085
Cost of sales .......................     202,235       (7,969)(f)     194,266        7,984            (263)(b)     201,555
                                                                                                        (96)(c)
                                                                                                       (336)(a)
                                        ---------    ---------       ---------    ---------       ---------       ---------

Gross profit ........................      39,935       (4,139)         35,796        4,039             695          40,530
Selling, general and administrative
   expenses .........................      53,479       (4,097)(f)      49,382        3,505             263 (b)      51,894
                                                                                                     (1,400)(a)
                                                                                                        144 (d)
                                        ---------    ---------       ---------    ---------       ---------       ---------

Income (loss) from operations .......     (13,544)         (42)        (13,586)         534           1,688         (11,364)

Earnings (losses) from equity invest-
   ments in unconsolidated affiliates      (5,952)       6,008(f)           56                          (56)(a)

Other income (expense):
Interest expense ....................      (9,723)         604(e)       (9,119)        (216)            160 (a)      (9,878)
                                                                                                         56 (e)
                                                                                                       (759)(e)
Interest income .....................         378                          378           10            (160)(a)         228
Other income, net ...................       2,532       (1,012)(f)       1,520                       (1,186)(a)         334
                                        ---------    ---------       ---------    ---------       ---------       ---------

Total other income (expense) ........      (6,813)        (408)         (7,221)        (206)         (1,889)         (9,316)
                                        ---------    ---------       ---------    ---------       ---------       ---------
Income (loss) before income taxes ...     (26,309)       5,558         (20,751)         328            (257)        (20,680)
Income tax expense (benefit) ........      (7,276)        --            (7,276)          (6)                         (7,282)
                                        ---------    ---------       ---------    ---------       ---------       ---------
Net income (loss) available to
   common shareholders ..............   $ (19,033)   $   5,558       $ (13,475)   $     334       $    (257)      $ (13,398)
                                        =========    =========       =========    =========       =========       =========


Basic earnings (loss) per share .....   $   (1.27)                   $   (1.01)                                   $   (1.00)
Diluted earnings (loss) per share ...   $   (1.27)                   $   (1.01)                                   $   (1.00)
Weighted average number of
  common shares outstanding-basic ...      14,956                       13,370                                       13,370
Weighted average number of
  common shares outstanding-dilutive       14,956                       13,370                                       13,370


                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


(a) To eliminate the intercompany receivable/payable balances between IHI and Orbitform.

(b) To eliminate our 49% investment in Orbitform included in the historical balance sheet of IHI.

(c) To record the Acquisition. The excess of the total purchase price over the allocation of fair value to the net assets will be recorded as goodwill, which is calculated based on the following assumptions:

    Issuance of convertible notes to St. James(1) ..............      $6,900
    Value of warrants issued to St. James(2) ...................          64
    Forgiveness of note receivable from St. James ..............         835
    Estimated expenses attributable to the Acquisition .........          50
                                                                      ------
    Total purchase price .......................................       7,849

    Fair market value of net assets acquired ...................       5,249
                                                                      ------
    Goodwill(3) ................................................      $2,600
                                                                      ======

    (1) The convertible notes consist of (i) one note that is convertible into 3,000,000 shares of IHI Common stock ($1.15 per share) and (ii) a second note that is convertible into 1,725,000 shares of IHI Common stock ($2.00 per share). IHI estimates that the current fair value of the underlying common stock is $1.09 per share.

    (2) Warrants to purchase 300,000 shares of IHI Common stock at $1.25 per share, valued at an estimated fair market value of approximately $.21 a share.

    (3) The goodwill recorded will be amortized over an estimated remaining useful life of 18 years.

(d) The cash acquired from the Acquisition will be used to repay existing indebtedness of Orbitform of $57,000 and to reduce IHI's outstanding balance on its line of credit of $511,000.

(e) To record the Disposition, including the elimination of the assets and liabilities sold and to reflect the application of the sales proceeds.

    Cash(1) .............................................           $ 2,000
    Notes receivable ....................................               800
    Less: valuation allowance ...........................              (500)
    Common stock(2) .....................................             3,272
                                                                    -------
    Sales proceeds ......................................             5,572
                                                                    =======

    Net book value of assets sold .......................             3,021
                                                                    -------
    Gain on sale of Blastco(3) ..........................           $ 2,551
                                                                    =======

    (1) Pursuant to an agreement with IHI's lender, the cash proceeds of $2,000,000 were delivered directly to the lender to reduce the outstanding balance on IHI's line of credit.

    (2) As part of the Disposition transaction, IHI will receive 1,586,265 shares of its common stock. Such common stock will be recorded as treasury stock valued at an assumed market price of $2.06 per share.

    (3) IHI recorded a gain on the Disposition during the quarter ended June 30, 2000.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


(a) To eliminate transactions with Orbitform included in the historical financial statements of IHI with respect to (i) the lease agreement and the management agreement between IHI and Orbitform, (ii) interest receivable on a note between IHI and Orbitform, and (iii) the equity in earnings of IHI's 49% ownership interest in Orbitform.

(b) To reclassify amortization expense of Orbitform to conform with IHI's classification.

(c) To record depreciation expense adjustments to the historical amounts related to the application of purchase accounting applied to the Acquisition and the corresponding change in fair value of property and equipment.

(d) To record amortization expense adjustments to the historical amounts related to the goodwill recorded in connection with the Acquisition over its estimated remaining useful life of 18 years.

(e) To adjust historical interest expense for obligations incurred and retired as a result of the Acquisition and for the reduction in IHI's obligations attributable to the proceeds from the Disposition. Interest expense adjustments are as follows:

                                                         SIX MONTHS
                                           YEAR ENDED      ENDED
                                           DECEMBER 31,   JUNE 30,
                                              1999          2000
                                           -----------   ----------
             Orbitform acquisition:

             Convertible note .............   $ 6,900     $ 6,900
             Interest rate ................        11%         11%
                                              -------     -------
                Total .....................   $  (759)    $  (380)
                                              =======     =======

             Blastco sale:

             Proceeds received used to
               repay debt .................   $ 2,000     $ 2,000
             Interest rate ................         9%         11%
                                              -------     -------
             Subtotal .....................       180          55
             Historical interest expense
               on debt assumed by purchaser       423         178
                                              -------     -------

             Reduction in interest as a
               result of the Blastco sale .   $   603     $   233
                                              =======     =======


(f) To eliminate the historical results of operations of Blastco in connection with the Disposition.